EXHIBIT 1.1
                          CARCO AUTO LOAN MASTER TRUST

          [  %][FLOATING RATE] AUTO LOAN ASSET BACKED CERTIFICATES,
                                SERIES 199[_-_]

                         U.S. AUTO RECEIVABLES COMPANY
                                    (SELLER)

                         FORM OF UNDERWRITING AGREEMENT

                             [           ], 199[ ]


[                       ]
As Representatives of the
Several Underwriters


Dear Sirs:

          1. Introductory. U.S. Auto Receivables Company, a Delaware corporation (the "Seller"), proposes to cause CARCO Auto Loan Master Trust
(the "Trust") to sell $[           ] principal amount of its [Floating
Rate][ %] Auto Loan Asset Backed Certificates, Series 199[_-_] (the "Certificates"), to the several underwriters set forth on Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"). Each Certificate will represent a fractional undivided ownership interest in the Trust. The assets of the Trust include, among other things, a pool of receivables (the "Receivables") generated from time to time pursuant to wholesale automobile loan revolving credit agreements of Chrysler Credit Corporation, a Delaware corporation ("CCC"), and the related Collateral Security. The Receivables were sold to the Trust by the Seller and are serviced for the Trust by CCC (in such capacity, the "Servicer"). The Certificates will be issued pursuant to a pooling and servicing agreement dated as of May 31, 1991, as assigned by Chrysler Auto Receivables Company ("CARCO") to the Seller on August 8, 1991 (as assigned and as supplemented and amended from time to time, the "P&S"), among CARCO, the Seller, the Servicer and Manufacturers and Traders Trust Company (the "Trustee"), and the Series 199[_-_] Supplement to the P&S to be dated as of
[          ], 199[ ] (the "Supplement"), among the Seller, the Servicer and the Trustee. The P&S and the Supplement are collectively referred to as the "Pooling and Servicing Agreement".

          Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Pooling and Servicing Agreement.

          2. Representations and Warranties of the Seller. The Seller represents and warrants to, and agrees with, you that:

          (a) The Seller meets the requirements for use of Form S-3 under the Securities Act and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration
No. [        ]), including a related preliminary prospectus, on such Form for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Certificates. The Seller may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Seller will next file with the Commission either (i) prior to the effectiveness of such registration statement, a further amendment thereto (including the form of final prospectus) or (ii) a final prospectus in accordance with Rules 430A and 424(b)(1) or (4) or (iii) a final prospectus in accordance with Rules 415 and 424(b)(2) or (5). In the case of clause (ii), the Seller has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in the prospectus with respect to the Certificates and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information, together with all other such required information, with respect to the Certificates and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus which has previously been furnished to you) as the Seller has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-k Item 512(2), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time.
Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Securities Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Certificates as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act or, if no filing pursuant to Rule 424(b) is required, the form of final prospectus included in the Registration Statement at the Effective Date, is hereinafter referred to as the "Prospectus". "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to above and any preliminary prospectus included in the Registration Statement which at the Effective Date omits Rule 430A Information. "Rule 430A Information" means information with respect to the Certificates and the offering of the Certificates permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and
"Regulation S-K" refer to such rules or regulations under the Securities Act. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Seller by any Underwriter specifically for use in connection with preparation of the Registration Statement or the Prospectus (or any supplement thereto). As of the Closing Date (as defined below), the Seller's representations and warranties in the Pooling and Servicing Agreement will be true and correct.

          (c) This Agreement has been duly authorized, executed and delivered by the Seller and Chrysler Financial Company (the "Company").

          (d) None of the Seller, the Servicer or anyone acting on its behalf has taken any action that would require qualification of the Pooling and Servicing Agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or require registration of the Seller or the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor will the Seller, the Servicer or the Company act, nor has any of them authorized or will any of them authorize any person to act, in such manner with respect to any Certificate.

          3. Purchase, Sale, and Delivery of Certificates. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust the respective principal amount of the Certificates set forth opposite the name of such
Underwriter on Schedule I hereto, at a purchase price of [     ] of the
aggregate principal amount thereof.  Delivery of and payment for the
Certificates shall be made at the office of [                     ],
[              ], on [           ], 199[ ] (the "Closing Date").  Delivery
of one or more global certificates representing the Certificates shall be made against payment of the purchase price in immediately available funds drawn to the order of the Seller. The global certificates to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates representing the Certificates will be available only under limited circumstances.

          4. Offering by Underwriters. It is understood that, after the Registration Statement becomes effective, the Underwriters propose to offer the Certificates for sale to the public (which may include selected dealers), as set forth in the Prospectus.

          5. Covenants of the Seller. The Seller covenants and agrees with the Underwriters that:

          (a) The Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable subparagraph within the time period prescribed. The Seller will advise you promptly of any such filing pursuant to Rule 424(b).

          (b) The Seller will advise you promptly of any proposal to amend or supplement the registration statement as filed, or the related prospectus, and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Seller will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Seller will also advise you promptly of the effectiveness of the Registration Statement, of any amendment or supplement of the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

          (c) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act, the Seller promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Any such filing shall not operate as a waiver or limitation on any rights of the Underwriters hereunder.

          (d) As soon as practicable, but not later than sixteen months after the original effective date of the Registration Statement, the Seller will cause the Trust to make generally available to Series 199[_-_] Certificateholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (e) The Seller will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

          (f) The Seller will arrange for the qualification of the Certificates for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

          (g) For a period from the date of this Agreement until the retirement of the Certificates, or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Seller will deliver to the Underwriters the annual statement of compliance and the annual independent certified public accountants' report furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

          (h) So long as any of the Certificates are outstanding, the Seller will furnish to the Underwriters (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Series 199[_-_] Certificateholders or filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder and (ii) from time to time, any information concerning the Seller filed with any government or regulatory authority which is otherwise publicly available, as the Underwriters may reasonably request.

          (i) On or before the Closing Date, the Seller shall cause the computer records of the Seller, the Servicer and the Company relating to the Receivables to be marked to show the Trustee's absolute ownership of the Receivables, and from and after the Closing Date none of the Company, the Seller or the Servicer shall take any action inconsistent with the Trustee's ownership of such Receivables, other than as permitted by the Pooling and Servicing Agreement.

          (j) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions.

          (k) For the period beginning on the date of this Agreement and ending seven days after the Closing Date, unless waived by the Underwriters, none of the Seller, the Company or any trust originated, directly or indirectly, by the Seller or the Company will offer to sell or sell certificates substantially similar to the Certificates, which are collateralized by, or evidencing an ownership interest in, receivables generated pursuant to wholesale automobile loan revolving credit agreements without the prior written consent of the Underwriters.

          6. Payment of Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the Seller's counsel and accountants, (v) the qualification of the Certificates under state securities laws in accordance with the provisions of
Section 5(f), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky survey prepared in connection with the Certificates, (viii) any fees charged by rating agencies for the rating of the Certificates, (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (x) the fees and expenses of Cravath, Swaine & Moore in its role as special counsel to the Underwriters or the Seller, as the case may be, incurred as a result of providing the opinions required by Sections 7(g) and 7(h) hereof.

          7. Conditions of the Obligations of the Under-writers. The obligations of the Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Seller herein, to the accuracy of the statements of officers of the Seller made pursuant to the provisions hereof, to the performance by the Seller of its obligations hereunder and to the following additional conditions precedent:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than
(i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date or (ii) 12:00 noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date.

          (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 2 hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

          (c) On or prior to the date of this Agreement and on or prior to the Closing Date, you shall have received a letter or letters, dated as of the date of this Agreement and as of the Closing Date, respectively, of Deloitte & Touche, Certified Public Accountants, substantially in the form of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

          (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Seller, the Servicer, the Company or Chrysler Corporation which, in the judgment of the Underwriters, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Chrysler Corporation or the Company on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

          (e) You shall have received an opinion of Allan L. Ronquillo, Vice President and General Counsel of the Company, the Seller and the Servicer, addressed to you and the Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under this Agreement and the Receivables Sale Agreement.

          (ii) The Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Pooling and Servicing Agreement, the Receivables Sale Agreement and the Receivables Purchase Agreement, and had at all relevant times, and now has, the power, authority and legal right to acquire, own, sell and service the Receivables.

          (iii) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under this Agreement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement and had at all times, and now has, the power, authority and legal right to acquire, own and sell the Receivables.

          (iv) Each of the Company, the Seller and the Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would render any Receivable unenforceable by the Seller or the Trustee on behalf of any Certificateholder.

          (v) The direction by the Seller to the Trustee to authenticate the Certificates has been duly authorized by the Seller, the Certificates have been duly executed and delivered by the Seller and, when authenticated by the Trustee in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement, will be duly issued and entitled to the benefits and security afforded by the Pooling and Servicing Agreement, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and (z) to the further qualification that certain of the remedial provisions in the Pooling and Servicing Agreement may be limited or rendered unenforceable under the laws of the State of New York (but such laws do not, in such counsel's opinion, make the remedies provided by the Pooling and Servicing Agreement unsatisfactory for the realization of the benefits provided thereby).

          (vi) The Receivables Purchase Agreement and the Pooling and Servicing Agreement have been duly authorized, executed and delivered by the Seller, and are legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (vii) This Agreement has been duly authorized, executed and delivered by the Seller and the Company.

          (viii) The Receivables Sale Agreement has been duly authorized, executed and delivered by the Company, and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (ix) The Receivables Purchase Agreement, the Receivables Sale Agreement and the Pooling and Servicing Agreement have been duly authorized, executed and delivered by the Servicer, and are the legal, valid and binding obligations of the Servicer enforceable in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (x) Neither the transfer of the Receivables from the Company to CCC nor from CCC to the Seller, nor the transfer of the Receivables from the Seller to the Trustee acting on behalf of the Trust, nor the assignment of the Collateral Security to the Servicer and to the Seller, nor the assignment of the Collateral Security to the Trustee acting on behalf of the Trust, nor the assignment of the Receivables Purchase Agreement by the Seller to the Trustee on behalf of the Trust, nor the execution and delivery of this Agreement and the Receivables Sale Agreement by the Company, nor the execution and delivery of the Receivables Purchase Agreement, the Receivables Sale Agreement and the Pooling and Servicing Agreement by the Servicer, nor the execution and delivery of this Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement and the Certificates by the Seller, nor the consummation of any transactions contemplated in this Agreement, the Receivables Sale Agreement, the Receivables Purchase Agreement or the Pooling and Servicing Agreement, nor the fulfillment of the terms of this Agreement, the Receivables Sale Agreement, the Receivables Purchase Agreement, the Pooling and Servicing Agreement and the Certificates by the Company, the Servicer or the Seller, as the case may be, will conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of incorporation or by-laws of the Company, the Servicer or the Seller or of any indenture or other agreement or instrument to which the Company, the Servicer or the Seller is a party or by which any of them or their respective property is bound, or result in a violation, or contravene the terms, of any statute, order or regulation applicable to the Company, the Servicer or the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over any of them.

          (xi) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency, or other tribunal
     (1) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, the Receivables Sale Agreement or the Receivables Purchase Agreement, (2) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Receivables Sale Agreement or the Receivables Purchase Agreement or the execution and delivery thereof, (3) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or the Receivables Sale Agreement, (4) that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Receivables Purchase Agreement or the Pooling and Servicing Agreement or (5) that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Receivables Purchase Agreement, the Receivables Sale Agreement or the Pooling and Servicing Agreement.

          (xii) To the best knowledge of such counsel and except as set forth in the Prospectus, no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Company is a party or by which it is bound, which default is or would be material for the financial condition, earnings, prospects, business or properties of the Company and its subsidiaries, taken as a whole.

          (xiii) Nothing has come to such counsel's attention that would lead such counsel to believe that the representations and warranties of
     (x) the Servicer contained in the Receivables Purchase Agreement or the Pooling and Servicing Agreement are other than as stated therein or (y) the Seller contained in this Agreement, the Receivables
     Purchase Agreement or the Pooling and Servicing Agreement are other than as stated therein.

          (xiv) The Seller is the sole owner of all right, title and interest in, and has good and marketable title to, the Receivables and the Collateral Security to be transferred by it to the Trust. The assignment of the Receivables and the Collateral Security, all documents and instruments relating thereto and all proceeds thereof to the Trustee, pursuant to the Pooling and Servicing Agreement, vest in the Trustee all interests which are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances except as specifically permitted pursuant to the Pooling and Servicing Agreement.

          (xv) Immediately prior to the transfer of the Receivables to the Trustee, the Seller's interest in the Receivables, the Collateral Security (including the security interests in the Vehicles securing the Receivables) and the proceeds of each of the foregoing was perfected upon the filing of the UCC-1 financing statement with the Secretary of State of the State of Michigan and the Secretary of State of the State of New York and constituted a perfected first priority interest therein, subject to the rights of the Purchased Receivables Owners in the Collateral Security (other than the Vehicles securing the Receivables). If a court concludes that the transfer of the Receivables from the Seller to the Trustee is a sale, the interest of the Trustee in the Receivables, the Collateral Security (including the security interests in the Vehicles securing the Receivables) and the proceeds of each of the foregoing will be perfected upon the filing of the UCC-1 financing statement, the form of which is attached to such opinion with the Secretary of State of the State of Michigan and the Secretary of State of the State of New York and will constitute a first priority perfected interest therein, subject to the rights of the Purchased Receivables Owners in the Collateral Security (other than the Vehicles securing the Receivables). If a court concludes that such transfer is not a sale, the Pooling and Servicing Agreement constitutes a grant by the Seller to the Trustee of a valid security interest in the Receivables, the Collateral Security (including the security interests in the Vehicles securing the Receivables) and the proceeds of each of the foregoing, which security interest is perfected upon the filing of the UCC-1 financing statement the form of which is attached to such opinion with the Secretary of State of the State of Michigan and the Secretary of State of the State of New York and will constitute a first priority perfected security interest therein, subject to the rights of the Purchased Receivables Owners in the Collateral Security (other than the Vehicles securing the Receivables). No filing or other action, other than the filing of the UCC-l financing statements with the Secretary of State of the State of Michigan and the Secretary of State of the State of New York referred to above, is necessary to perfect and maintain the interest of the Trustee in the Receivables, the Collateral Security (including the security interests in the Vehicles securing the Receivables) and the proceeds of each of the foregoing against third parties.

          (xvi) The Receivables are chattel paper as defined in the Uniform Commercial Code.

          (xvii) The Pooling and Servicing Agreement and the Receivables Purchase Agreement conform in all material respects with the description thereof contained in the Registration Statement and the Prospectus and any supplement thereto.

          (xviii) The statements in the Registration Statement and the Prospectus under the heading "Special Considerations--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables", to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

          (xix) The statements contained in the Prospectus and any supplement thereto under the captions "The Certificates" and "Series Provisions", insofar as such statements constitute a summary of the Certificates and the Pooling and Servicing Agreement, constitute a fair summary of such documents.

          (xx) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in this Agreement, the Receivables Purchase Agreement, the Receivables Sale Agreement and the Pooling and
     Servicing Agreement, except such filings with respect to the transfer of the Receivables to the Servicer pursuant to the Receivables Sale Agreement, the transfer of the Receivables to the Seller pursuant to the Receivables Purchase Agreement, and the transfer of the Receivables to the Trustee acting on behalf of the Trust pursuant to the Pooling and Servicing Agreement, as have been made and such other approvals as have been obtained.

          (xxi) Such counsel is familiar with the Servicer's standard operating procedures relating to the Servicer's acquisition of a perfected first priority security interest in the vehicles financed by the Servicer pursuant to wholesale automobile revolving credit agreements in the ordinary course of the Servicer's business.
     Assuming that the Servicer's standard procedures are followed with respect to the perfection of security interests in the Vehicles (and such counsel has no reason to believe that the Servicer has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Vehicles), the Servicer has acquired or will acquire a perfected first priority security interest in the Vehicles.

          (xxii) All actions required to be taken and all filings required to be made under the Securities Act and the Exchange Act prior to the sale of the Certificates have been duly taken or made.

          (xxiii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act, and the Trust is not required to be registered under the Investment Company Act.

          (xxiv) The Seller is not, and will not as a result of the offer and sale of the Certificates as contemplated in the Prospectus and this Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act.

          (xxv) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

          (xxvi) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or included or incorporated by reference as exhibits thereto, in order to make the statements therein not misleading, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

          (xxvii) The Registration Statement has become effective under the Securities Act, any required filing of the Prospectus and any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

          (xxviii) Such counsel has examined the Registration Statement and the Prospectus, and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement or the Prospectus or any amendment or supplement thereto as of the respective dates thereof (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any view) contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

          (f) You shall have received an opinion of Allan L. Ronquillo, Vice President and General Counsel of the Company, the Seller and the Servicer, addressed to you and the Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that the statements in the Registration Statement and the Prospectus under the heading "Certain Tax Matters--State and Local Tax Consequences" accurately describe the material Michigan tax consequences to holders of the Certificates.

          (g)  [                     ], special counsel to the Seller,
shall have delivered an opinion, dated the Closing Date, with respect to the characterization of the transfer of the Receivables.

          (h)  You shall have received an opinion of [
             ], addressed to you, dated the Closing Date, (i) in its capacity as your special counsel, with respect to the validity of the Certificates and such other related matters as you shall require and
(ii) in its capacity as Federal tax and ERISA counsel for the Seller and the Trust, to the effect that the statements in the Registration Statement and the Prospectus under the heading "Certain Tax Matters" (other than "State and Local Tax Consequences") accurately describe the material Federal income tax consequences to holders of the Certificates, and the statements in the Registration Statement and the Prospectus under the heading "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Certificates under ERISA.

          (i)  You shall have received an opinion addressed to you, the
Seller and the Servicer of [                     ], counsel to the Trustee,
dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

          (i) The Trustee is a banking corporation duly incorporated and validly existing under the laws of the State of New York.

          (ii) The Trustee has the full corporate trust power to accept the office of trustee under the Pooling and Servicing Agreement and to enter into and perform its obligations under the Pooling and Servicing Agreement.

          (iii) The execution and delivery of the Pooling and Servicing Agreement and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement have been duly authorized by all necessary corporate action of the Trustee.

          (iv) The Pooling and Servicing Agreement constitutes a valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms under the law of the State of New York and the Federal law of the United States.

          (v) The execution and delivery by the Trustee of the Pooling and Servicing Agreement does not require any consent, approval or authorization of, or any registration or filing with, any New York or United States Federal governmental authority.

          (vi) Each of the Certificates has been duly executed by the Trustee as trustee and authenticating agent.

          (j) You shall have received certificates dated the Closing Date of any two of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer, or the principal accounting officer of each of the Seller and the Servicer in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Seller or the Servicer, as the case may be, contained in the Receivables Purchase Agreement and the Pooling and Servicing Agreement, respectively, are true and correct, that the Seller or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such Agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) since December 31, 199[ ], except as may be disclosed in the Prospectus or, in the case of Chrysler Corporation, as may be disclosed publicly by Chrysler Corporation prior to the execution of this Agreement, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust, the Seller, the Servicer, the Company or Chrysler Corporation has occurred.

          (k) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Michigan and New York reflecting the transfer of the interest of the Servicer in the Receivables and the proceeds thereof to the Seller, and the transfer of the interest of the Seller in the Receivables and the proceeds thereof to the Trustee.

          (l)  The Certificates shall have been rated ["[     ]" by Standard
and Poor's Corporation, "[     ]" by Moody's Investors Service, Inc.,
"[     ]" by Duff & Phelps, Inc., and "[     ]" by Fitch Investors Service,
Inc.]

          (m) No Early Amortization Event or Reinvestment Event or other event or condition, which event or condition with notice, the passage of time or both would result in an Early Amortization Event or Reinvestment Event, shall have occurred or shall exist with respect to any outstanding Series on the Closing Date.

          The Seller will provide or cause to be provided to you such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

          8. Indemnification and Contribution. (a) The Seller and the Company will, jointly and severally, indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment, exhibit or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Seller nor the Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter through you specifically for use therein.

          (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment, exhibit or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller by such Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or
(b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Underwriters on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by any Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection
(d), no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the Certificates) shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Certificates purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e)  The obligations of the Seller and the Company under this
Section 8 shall be in addition to any liability which the Seller or the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of any Underwriter under this Section shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller within the meaning of the Securities Act.

          9. Defaults by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Certificates set forth opposite their names in
Schedule I hereto bears to the aggregate amount of Certificates set forth opposite the names of all the remaining Underwriters) the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Certificates set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Certificates, and if such nondefaulting Underwriters do not purchase all the Certificates, this Agreement will terminate without liability to any nondefaulting Underwriter, the Trust or the Seller. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Seller and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. No Bankruptcy Petition. Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

          11. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Seller or its officers and the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter or of the Seller or the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 6 and the respective obligations of the Seller and the Underwriters pursuant to Section 8 shall remain in effect. If for any reason the purchase of the Certificates by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iii) and (iv) of
Section 7(d)), the Seller will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by any Underwriter in connection with the offering of the Certificates. Nothing contained in this Section 11 shall limit the recourse of the Seller against the Underwriters.

          12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at
[
                  ], Attention: [                 ]; and, if sent to the
Seller, will be mailed, delivered or telegraphed and confirmed to it at U.S. Auto Receivables Company, 27777 Franklin Road, Southfield, Michigan 48034, Attention: Secretary.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any rights or obligations hereunder.

          14. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

          15. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          16. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transactions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

          17. Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

          18. Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          19. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

          20. Representation. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Seller and the several Underwriters in accordance with its terms.


            Very truly yours,

            U.S. AUTO RECEIVABLES COMPANY,

            By:
               --------------------------------
               Name:
               Title:


            CHRYSLER FINANCIAL CORPORATION,

            By:
               --------------------------------
               Name:
               Title:


The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first written above.


[                            ],
on behalf of itself and
as Representative of the several
Underwriters

By:
   --------------------------------
   Name:
   Title: